UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19,  2013

Neohydro Technologies Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53669	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

2200 Yarbrough Avenue, Suite B 305, El Paso TX 79925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 857-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2013, the corporation entered into an agreement to purchase Couponz, Inc.  The Agreement calls for all of the right, title and interest in and to 100% of the ownership interest in COUPONZ, INC. (the “Ownership Interest”) will be exchanged for the right to receive 23,883,486 shares of preferred stock of NeoHydro Technologies Corp. (the “Exchange Shares”) and $100,000 ($83,000 of which is acknowledged to have previously been received).    It is agreed that the preferred shares issued hereunder shall be designated as 1 to 15 voting and 1 to 2.5 convertible to common. Couponz, Inc.  is now a wholly-owned subsidiary of NeoHydro and NeoHydro has acquired the business and operations of Matchtrade.  The Exchange Agreement contains customary representations, warranties, and conditions.

Exhibits

No.

Exhibits

10

Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  7.22.13

Neohydro Technologies Corp.

By: /s/ David Gasprine

David Gasprine, President

EXHIBIT INDEX

No.

Exhibits

10

Exchange Agreement

3